UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 17, 2009 (March 11, 2009)

AirShares™ EU CARBON ALLOWANCES FUND
(Exact name of registrant as specified in its charter)
Delaware	001-34213	61-6339929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
c/o XShares Advisors LLC 420 Lexington Ave., Suite 2550 New York, New York 10170
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (212) 867-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Effective as of March 11, 2009, Joseph L. Schocken resigned as the Chief Executive Officer of XShares Advisors LLC (the “Sponsor”), the sponsor of AirShares™ EU Carbon Allowances Fund (the “Registrant”).

Effective as of March 11, 2009, Jeffrey L. Feldman has been appointed as the Chief Executive Officer of the Sponsor to fill the vacancy created by the resignation of Mr. Schocken from such office.

Biographical information for Mr. Feldman is set forth below.

Jeffrey L. Feldman, age 61, was appointed as the Chief Executive Officer of the Sponsor effective as of March 11, 2009. In his role as Chief Executive Officer of the Sponsor, he is responsible for all aspects of its activities, including operations, finance, compliance, and marketing. Since March 11, 2009, Mr. Feldman has also been the Chief Executive Officer of XShares Group, Inc. (“XShares Group”), a financial services company based in New York and the sole member of the Sponsor, where he is responsible for all aspects of its activities, including operations, finance, compliance, and marketing. In addition to his recent election as the CEO of XShares Group, Mr. Feldman is also the founder of XShares Group and has served as President of XShares Group, LLC, Ferghana-Wellspring LLC and Wellspring Bio Capital (each, a predecessor of XShares Group) from March 2006 to July 2008, November 2005 to March 2006, and March 2004 to November 2005, respectively. In addition, Mr. Feldman served as XShares Group’s Chief Strategist from July 2008 through March 11, 2009.  Mr. Feldman has also served as Chairman of the Board of the TDX Independence Funds since September 2008. The Sponsor is the investment adviser to the TDX Independence Funds. Mr. Feldman has been involved in the development of intellectual property in the healthcare sector and has been involved with teaching and private equity as well as advising early stage start-up companies with financing and management issues.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSHARES™ EU CARBON ALLOWANCES FUND
	By:	XShares Advisors LLC, Sponsor of the Registrant
Date: March 17, 2009	By:	/s/ Jeffrey L. Feldman
	Name:	Jeffrey L. Feldman
	Title:	Chief Executive Officer